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                                                                         EX 21

                           SUBSIDIARIES OF REGISTRANT

                             (As of March 31, 1996)

                          SYRATECH HOLDING CORPORATION

                          SYRATECH SECURITY CORPORATION

                        175 AMLEGION REVERE REALTY TRUST

                    WALLACE INTERNATIONAL SILVERSMITHS, INC.

                          INTERNATIONAL SILVER COMPANY

                           TOWLE MANUFACTURING COMPANY

                        LEONARD FLORENCE ASSOCIATES, INC.

                          ROSEMAR SILVER COMPANY, INC.

                              TOWLE HOLLOWARE, INC.

                           SYRATECH SILVER SALES CORP.

                       INTERNATIONAL SILVER DE P.R., INC.

                       WALLACE INTERNATIONAL DE P.R., INC.

                                  SYRATECH H.K.

                              SHEFFCO, U.S.A., INC.

                              SHEFFTECH CORPORATION

                           WESTMORLAND STERLING, INC.

                              TOWLE CANADA LIMITED

                            PMW SILVER DE P.R., INC.

                             CHI INTERNATIONAL, INC.

                              SYR ACQUISITION, INC.

                             RAUCH INDUSTRIES, INC.

                                  ROCHARD, INC.

                             HOLIDAY PRODUCTS, INC.

                             FAR-B ACQUISITION CORP.